Exhibit 99.1

THE SHARPER IMAGE®
650 Davis Street
San Francisco, CA 94111	Corporate Headquarters

FOR IMMEDIATE RELEASE

February 10, 2005

Contact:	Tersh Berber, Director, Investor Relations
The Sharper Image
415/445-6274

SHARPER IMAGE PROVIDES OUTLOOK ON FISCAL 2005

SAN FRANCISCO—(BUSINESS WIRE)—Feb. 10, 2005—Sharper Image Corporation (Nasdaq: SHRP) today provided its outlook for the first quarter and fiscal year 2005 ending January 31, 2006.

First quarter outlook

For the first quarter ending April 30, 2005:

•	Comparable store sales to decrease in the low teens; last year’s first quarter comparable store sales increase was 8 percent.

•	Total company sales to decrease in the high single digits; last year’s first quarter total company sales increase was 34 percent.

•	Gross margin rate will be approximately 55.5 percent to 56.0 percent; last year’s first quarter gross margin rate was 60 percent.

•	Net loss per share will be in the range of $0.28 to $0.32; last year’s first quarter earnings was $0.13 per fully diluted share.

Fiscal year outlook

For the fiscal year ending January 31, 2006, the Company is providing the following guidance:

•	Comparable store sales to decrease in the mid- to high- single digits.

•	Total company sales to range from a decrease in the low-single digits to an increase in the low-single digits.

•	New store unit increase of approximately 15 percent.

•	Gross margin rate to be approximately 54.5 percent to 55.0 percent.

•	Operating expense, including advertising, to range between 53 percent and 54 percent of total company sales.

•	Earnings per share to range between $0.60 and $0.95.

Conference Call

Interested parties are invited to listen to a live conference call discussing 2005’s first quarter and fiscal year guidance on Thursday, February 10 at 1:30 PM Pacific, 4:30 PM Eastern time, at www.sharperimage.com or by calling 888-211-8104. The conference call may also be accessed from outside the United States at 706-643-0143. To access the call from www.sharperimage.com, click on “Investor Relations.” A replay of the conference call will be available starting at 7:30 PM Eastern time, February 10 to 12:00 Midnight, Eastern time, February 15, by dialing 800-642-1687 and entering code number 3823687. The replay for the conference call for the same period is available outside the United States by calling 706-645-9291 and entering code number 3823687.

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company’s product development group, Sharper Image Design. The Company’s principal selling channels include 175 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog with annual circulation in excess of 85 million; and its primary Website, http://www.sharperimage.com. The Company also sells its products through its own online auction Website and an online Outlet store to help manage refurbished and close-out inventory; both sites are accessed from the home page of sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about our future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under “Factors Affecting Future Operating Results” and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.